**rhSCF**

**State Intellectual Property Office of the People's Republic of China**

| Zip Code: 200233<br><br>No. 435 Guiping Road, Shanghai<br>Shanghai Patent&Trademark Office, LLC<br>Xun Xu | Date Issued:<br><br>February 4 , 2005 |
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| Application No. 031415776 | |

| Applicants: Institute of Immunology, Second Military Medical University |
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| Invention Name: The prokaryotic expression vector, engineering strain and the preparation of recombinant human stem cell factor |

## Accepting Notice for the Patent Application

The patent Application above is accord with the Law of Patent and its executive regulation via preliminary eveluation. Per the term 34 of the Law of Patent, the application has been published on issue 4, Volume21, the Bulletin of Invention Patents.

**State Intellectual Property Office of the People's Republic of China**
Examinant: Minjian Luo
2005-1-27